Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Sean Moran, CFO

Sontra Medical Corporation

Telephone: 508-553-8850

Sontra Reports Fourth Quarter 2002 Financial Results and Product Development Update

Franklin, Mass.—March 31, 2003—Sontra Medical Corporation (Nasdaq SC: SONT) announced today financial results for the fourth quarter and fiscal year ended December 31, 2002.

For the three months ended December 31, 2002, the net loss applicable to common shareholders was $1,408,000, or $.15 per share, compared to a loss of $901,000, or $.35 per share, in the same period in 2001. For the year ended December 31, 2002, the net loss applicable to common shareholders was $4,304,000, or $.70 per share, compared to a loss of $4,936,000, or $2.12 per share, in the same period in 2001. The Company had $2,231,000 in cash and cash equivalents as of December 30, 2002 with no outstanding debt. As described in more detail in the Company’s most recent Annual Report on Form 10-KSB, filed today with the SEC, based on the Company’s current operating plan, its cash on hand at December 31, 2002 is expected to last only until June 30 2003. In their report on the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002, the Company’s auditors have expressed substantial doubt about the Company’s ability to continue as a going concern. The Company is actively seeking to procure additional financing to fund its ongoing operations.

Product Development Update

Symphony™ Diabetes Management System

“During 2002 we made excellent progress furthering the development of our Symphony™ Diabetes Management System for the continuous non-invasive monitoring of glucose levels in diabetic patients,” stated Thomas W. Davison, the Company’s President and Chief Executive Officer. “We have completed the development of beta versions of our SonoPrep® hand-held ultrasonic skin permeation device for the Symphony™ system that we expect to be used by clinicians in our upcoming human clinical trials. In addition, we also completed the development of alpha versions of our glucose biosensor and meter which comprise the other key components of the Symphony™ system. The Sonoprep® device is used to make the skin more permeable and facilitates the continuous flow of glucose into the biosensor applied to the skin which continuously transmits glucose readings once every second to the glucose meter. We expect to complete a Phase 1 human clinical study of the Symphony™ system in the second quarter of 2003. This study should provide clinical validation for our technology and will allow us to make further improvements to the system. We are excited about the market opportunity for Symphony™ because we believe that it addresses an unmet market need for a truly continuous and non-invasive glucose monitor in the rapidly growing home glucose testing market.”

Transdermal Drug Delivery

An application of SonoPrep increases skin permeability 100 times greater than untreated skin, thereby making it possible to deliver large molecule drug transdermally. In addition, the SonoPrep device can significantly accelerate the onset time of action for existing transdermal and topically applied drugs existing drugs, thereby expanding their clinical indications. Sontra completed a forty –two (42) patient clinical study which demonstrated that SonoPrep accelerated the onset of action of a topically applied anesthetic from one hour to five minutes. The Company is actively working to obtain 510(k) marketing clearance from the Food and Drug Administration (“FDA”) in 2003 for the use of SonoPrep to enhance the delivery of a topical anesthetic. If obtained, the Company would expect to commercially launch a product for this application in 2004.

Electrophysiology testing

The SonoPrep device consistently reduces skin impedance to less than 1,000 ohms and thus greatly improves electrical signals obtained from electrophysiology tests. During 2003, Sontra hopes to receive 510(k) marketing clearance from the FDA for the use of SonoPrep in electrophysiology applications and expects to commercially launch a product for this application in 2004.

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation (Nasdaq SmallCap: SONT) is the pioneer of SonoPrep® technology, a non-invasive ultrasound-mediated skin permeation technology for medical and therapeutic applications including transdermal diagnostics and the enhanced delivery of drugs through the skin. Sontra’s lead product in development is its Symphony™ Diabetes Management System for the continuous non-invasive monitoring of glucose levels in diabetic patients. Other product development programs based on the SonoPrep skin permeation technology include skin preparation to improve electrophysiology tests, the enhanced transdermal delivery of topically applied drugs and delivery of large molecule injectable biopharmaceuticals.

This press release contains “forward-looking statements” intended to qualify for the safe-harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. In particular, such risks and uncertainties include, among others, the Company’s history of losses and its current cash position, the Company’s ability to procure financing necessary to continue as a going concern, the Company’s ability to comply with Nasdaq’s listing standards, the Company’s limited operating history, the Company’s dependence upon successful collaborations with strategic partners, enforcement and protection of the Company’s intellectual property rights and those of its licensors, the Company’s limited manufacturing experience, increased competition with its products, product liability risks, the Company’s early stage of development, the Company’s dependence on key personnel, uncertainty of product development efforts, and risks associated with the product regulatory approval processes. Further information on risks and other factors that may cause actual results and performance to differ materially from those indicated can be found in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2003, and in the Company’s other periodic and current reports filed with the SEC, including Company’s quarterly report on Form 10-QSB for the period ended September 30, 2002. Copies of such documents may be obtained by contacting the Company or the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Sontra Medical Corporation

(A Development Stage Company)

Consolidated Statements of Loss

	For the Years Ended		Three Months Ended (Unaudited)
	December 31,		December 31,	December 31,
	2002	2001	2002	2001
Revenue	$—	$—	$—	$—

Operating Expenses:
Research and development	1,984,802	2,107,146	584,717	585,288
General and administrative	2,205,732	1,397,947	834,858	312,296

Total operating expenses	4,190,534	3,505,093	1,419,575	897,584

Loss from operations	(4,190,534)	(3,505,093)	(1,419,575)	(897,584)
Interest income(expense), net	34,224	(1,220,293)	11,208	62,659

Net loss	(4,156,310)	(4,725,386)	(1,408,367)	(834,925)
Accretion of Series B Redeemable Convertible Preferred Stock	(148,101)	(210,501)	—	(66,542)

Net loss applicable to common shareholders	$(4,304,411)	$(4,935,887)	$(1,408,367)	$(901,467)

Net loss per common, basic and diluted	$(0.70)	$(2.12)	$(0.15)	$(0.35)

Basic and diluted weighted average common shares outstanding	6,163,432	2,323,769	9,325,733	2,612,819

Sontra Medical Corporation

(A Development Stage Company)

Consolidated Balance Sheets

	As of December 31,
	2002	2001
ASSETS:
Current Assets:
Cash and cash equivalents	$2,231,104	$381,067
Prepaid expenses and other current assets	138,454	52,054

Total current assets	2,369,558	433,121

Property and Equipment, at cost
Computer equipment	154,479	87,663
Office and laboratory equipment	383,807	394,696
Furniture and fixtures	14,071	9,139
Leasehold improvements	287,035	287,035

	839,392	778,533
Less-accumulated depreciation and amortization	(644,055)	(507,616)

Net property and equipment	195,337	270,917

Restricted cash	100,000	10,500
Other assets	31,675	31,675

Total assets	$2,696,570	$746,213

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$169,368	$164,599
Accrued expenses	554,217	208,181

Total current liabilities	723,585	372,780

Commitments
Series A Convertible Preferred Stock, $0.01 par value Authorized 1,938,075 shares, issued and outstanding no shares in 2002 and 1,938,075 shares in 2001 (liquidation preference of $7,000,000)	—	7,000,000

Series B Redeemable Convertible Preferred Stock, $0.01 par value Authorized 3,994,514 shares, issued and outstanding no shares in 2002 and 1,263,481 shares in 2001 at redemption value (liquidation preference of $3,420,789 at 2001)	—	3,420,789

Stockholders' Equity (Deficit):
Common stock, $0.01 par value, Authorized 20,000,000 shares issued and outstanding 9,355,880 shares in 2002 and 2,612,819 in 2001	93,559	26,128
Additional paid-in capital	19,473,410	1,330,425
Deferred stock-based compensation	(2,033,765)	—
Subscriptions receivable	(17,294)	(17,294)
Deficit accumulated during the development stage	(15,542,925)	(11,386,615)

Total stockholders' equity (deficit)	1,972,985	(10,047,356)

Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$2,696,570	$746,213